      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1996.

                                                 REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      NELLCOR PURITAN BENNETT INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                    94-2789249
  (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)

  4280 HACIENDA DRIVE, PLEASANTON, CA                      94588
(Address of Principal Executive Offices)                 (Zip Code)

            NELLCOR PURITAN BENNETT INCORPORATED 1995 EMPLOYEE STOCK
                               PARTICIPATION PLAN
                            (Full Title of the Plan)

                              LAUREEN DeBUONO, ESQ.
                   EXECUTIVE VICE PRESIDENT, HUMAN RESOURCES,
                          GENERAL COUNSEL AND SECRETARY
                      NELLCOR PURITAN BENNETT INCORPORATED
                    4280 HACIENDA DRIVE, PLEASANTON, CA 94588
                     (Name and Address of Agent For Service)

                                  510-463-4000
                     (Telephone Number, Including Area Code,
                              of Agent For Service)

                          -----------------------------

                         Calculation of Registration Fee
=============================================================================================================
                                                Proposed Maximum        Proposed Maximum           Amount of
Title of Securities         Amount to be         Offering Price        Aggregate Offering        Registration
 to be Registered            Registered           Per Share                  Price                    Fee
=============================================================================================================
Common Stock                  500,000              $54.625                $27,312,500               $9,418
=============================================================================================================

* Estimate based on the average of the high and low sales prices of Nellcor Puritan Bennett Common Stock on June 11, 1996, as reported by the Nasdaq National Market.

**       Calculated pursuant to paragraphs (h)(1) and (c) of SEC Rule 457.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference herein:

         (a) The Company's annual report on Form 10-K for the fiscal year ended July 2, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports filed by the Company since July 2, 1995 with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

         (c) The description of Nellcor Common Stock contained in the registration statement filed on Form 8-A with the Securities and Exchange Commission under the Exchange Act on September 15, 1986, including any amendments and reports filed for the purpose of updating such description.

         (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Edward Lopez, Esq., who has rendered an opinion as to the validity of the shares offered hereby, is Corporate Counsel and Assistant Secretary of the Company. As of May 23, 1996, Mr. Lopez had options to purchase 11,300 shares of the Company's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         The Company's Bylaws provide that the Company shall indemnify its directors, and may indemnify its officers, to the full extent permitted by law. The Company has entered into agreements with each of its directors and executive officers, and with certain other employees, providing that the Company will indemnify those persons to the full extent permitted by law against claims arising out of their actions as agents of the Company and will advance expenses of defending against such claims. The Company believes that indemnification under its Bylaws or under such contracts covers at least negligence and gross negligence by such directors, executive officers and other employees, and requires the Company to advance litigation expenses in the case of stockholder derivative or other actions against an undertaking by the indemnitee to repay such advances if it is ultimately determined that the indemnitee is not entitled to indemnification. The Company may enter into similar indemnification agreements with other officers, employees or directors in the future.

         The Company is also empowered by Section 102(b) of the DGCL to include a provision in its certificate of incorporation to limit a director's liability to the Company or its stockholders for monetary damages for breaches of fiduciary duty as a director. Article Tenth of the Restated Certificate of Incorporation of the Company provides that the personal liability of the directors of the Company is eliminated to the fullest extent permitted by the DGCL.

         The Company presently maintains directors and officers liability insurance coverage.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

                                  Exhibit Index

Exh. No.                   Description
- --------                   -----------
   4.1                     Restated Certificate of Incorporation (incorporated
                           by reference to Exhibit 3.1 to the Registrant's
                           Annual Report on Form 10-K for the year ended July 7,
                           1991).

   4.2                     Certificate of Amendment to Restated Certificate of
                           Incorporation (incorporated by reference to Exhibit
                           4.2 to the Registrant's Registration Statement on
                           Form S-8 (File No. 33-62465) filed on September 8,
                           1995).

   4.3                     Certificate of Determination of Preferences of Series
                           A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant's
                           Annual Report on Form 10-K for the year ended July 7,
                           1991).

   4.4 Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended July 3, 1994).

   4.5                     Amended and Restated Rights Agreement, dated as of
                           March 8, 1996, by and between the Registrant and The
                           First National Bank of Boston, as Rights Agent
                           (incorporated by reference to Exhibit 2.1 of Amendment No. 2 to the Registrant's Registration
                           Statement on Form 8-A filed with the Commission on March 13, 1996).

   4.6                     Nellcor Puritan Bennett Incorporated 1995 Employee
                           Stock Participation Plan.

   5.1                     Opinion of Edward Lopez, Corporate Counsel and
                           Assistant Secretary of the Company.

  23.1                     Consent of Price Waterhouse LLP.

  23.2                     Consent of Edward Lopez (included in Exhibit 5).

  24.1 Manually executed Powers of Attorney (located on signature pages hereof).

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (b) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each post-effective amendment referred to in undertaking (a) above shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (d) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (e) That, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on June 5, 1996.

                                       NELLCOR PURITAN BENNETT
                                       INCORPORATED



                                       By: /s/ C. Raymond Larkin, Jr.
                                           ____________________________________
                                           C. Raymond Larkin, Jr.
                                           President and Chief
                                           Executive Officer


                   POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints C. Raymond Larkin, Jr., Michael P. Downey and Laureen DeBuono, and each of them, whether acting individually or jointly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                Title                                    Date
- -----------------------------           ----------------------------                   -------------


/s/ C. Raymond Larkin, Jr.
- -----------------------------
    C. Raymond Larkin, Jr.              President, Chief Executive                     June 11, 1996
                                        Officer and Director




- -----------------------------
      Michael P. Downey                 Executive Vice President and                   June 11, 1996
                                        Chief Financial Officer
                                        (principal financial and
                                        accounting officer)



/s/  Burton A. Dole, Jr.
- -----------------------------
     Burton A. Dole, Jr.                Chairman and Director                          June 11, 1996



/s/ Robert J. Glaser, M.D.
- -----------------------------
    Robert J. Glaser, M.D.              Director                                       June 11, 1996



/s/  Frederick M. Grafton
- -----------------------------
     Frederick M. Grafton               Director                                       June 11, 1996




- -----------------------------
     Donald M. Hammond                  Director                                       June 11, 1996



/s/ Risa J. Lavizzo-Mourey, M.D.
- --------------------------------
    Risa J. Lavizzo-Mourey, M.D.           Director                                       June 11, 1996



/s/    Thomas A. McDonnell
- --------------------------------
       Thomas A. McDonnell                 Director                                       June 11, 1996



/s/    Walter J. McNerney
- --------------------------------
       Walter J. McNerney                  Director                                       June 11, 1996



/s/   Edwin E. van Bronkhorst
- --------------------------------
      Edwin E. van Bronkhorst              Director                                       June 11, 1996